EX 4.7.12 - Supplemental Translation to Bidding Document 1
Part 1
Tender
ShangHai MacroProcess Technology Co.,Ltd

Shenyang Sunshine Pharmaceutical Company Limited
Process Formulation System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 1 / Total 67Content
1. Quotation document	2
1.1. Qualification of legal representative	2
1.2. Power of attorney from legal representative	3
1.3. ID Card copy of legal representative	4
1.4. Tender	5
2. Proposal 1 pipes and fitness are ALFA LAVAL	6
2.1. Quotation list	6
2.2. Item quotation list	8
2.2.1. Material system list and quotation	8
2.2.2. CIP station material list and quotation	15
2.2.3. EPO	18
2.2.4. TPO	20
2.2.5. Tank	22
2.2.6. Cost of welding spot	34
2.2.7. Quantity list of accessories for system	35
2.2.8. Quotation for authentication service	36
3. Proposal 2 pipes and fitness are NEUMO	37
3.1. Price list	37
3.2. Item quotation list	39
3.2.1. Material system list and quotation	39
3.2.2. CIP station material list and quotation	45
3.2.3. EPO	48
3.2.4. TPO	50
3.2.5. Tank	52
3.2.6. Cost of welding spot	65
3.2.7. Quantity list of accessories for system	66
3.2.8. Quotation for authentication service	67

Shenyang Sunshine Pharmaceutical Company Limited
Process Formulation System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 2 / Total 67
1. Quotation document
1.1. Qualification of legal representative
Qualification of legal representative
Qualification of legal representative
Name of organization: ShangHai MacroProcess Technology Co.,Ltd
Address: 1F，building A ,No.168 LuoYang Rd, Shanghai
Operating period: 26th July 2007 -25th July 2017
Name: Wang Wei
Gender: Male
Name: 36
Title: Legal representative
Here by prove that Mr. Wang Wei, the legal representative of ShangHai MacroProcess Technology Co.,Ltd, is entitled to sign the tender document regarding to this tender, negotiate the contract and deal with all matters therein.
Tender unit (stamp): ShangHai MacroProcess Technology Co.,Ltd
Date: 15th January 2009
Shenyang Sunshine Pharmaceutical Company Limited
Process Formulation System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 3 / Total 67
1.2. Power of attorney from legal representative
Power of attorney from legal representative
Shenyang Sunshine Pharmaceutical Company Limited:
This power of attorney declares: I, Wang Wei, the legal representative of ShangHai MacroProcess Technology Co.,Ltd, 1F，building A ,No.168 LuoYang Rd, Shanghai, now sign on behalf of the company to authorize the sales Manager Zhang Song acting as the legal agent who will attend the tender of Process Formulation System project organized by Shenyang Sunshine Pharmaceutical Company Limited. Out company will bear all responsibilities on the signature of the agent upon all documents and actions.
The agent shall be not allowed to transfer the authorization.
This authorization has come into force since 15th January 2009.
Agent: Zhang Song, Gender: Male, Age: 35
Unit: ShangHai MacroProcess Technology Co.,Ltd  Title: Sales Manager
Address: 1F，building A ,No.168 LuoYang Rd, Shanghai
Bidder: (common seal) ShangHai MacroProcess Technology Co.,Ltd
Legal representative: (seal)
15th January 2009
Shenyang Sunshine Pharmaceutical Company Limited
Process Formulation System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 4 / Total 67
1.3. ID Card copy of legal representative
Shenyang Sunshine Pharmaceutical Company Limited
Process Formulation System
Bidding Documents
Tender

1F，building A ,No.168 LuoYang Rd, Shanghai, China 201100

T:021 54306717 F: 021 54306718

Page 5 / Total 67
1.4. Tender
Tender

To Shenyang Sunshine Pharmaceutical Company Limited:
We have received your tender documents regarding to Process Formulation System, and we decided to attend the tender. The Sales Manager Zhang Song is authorized to submit the following documents, 1 original and 2 copy on behalf of our company. Meanwhile, we are willing to abide by the following requirement:

1、Acknowledge and be willing to supply, install, debug and maintain the Process Formulation System according the rules and requirements in various tender documents.

2、The quotation for proposal 1 is 5,523,961.99 Yuan (pipes and fitness are ALFA LAVAL), for proposal 2 is 5,502,881.38 Yuan（pipes and fitness are NEUMO）; the promised supply period is 120 calendar days, installation period 70 calendar days, and the installation quality should live up to GMP requirement.

3、Be willing to fulfill the responsibility and obligation according to the law of contract and Law of the People's Republic of China on Tenders and Bids.

4、In the event we win the tender, we will perform all requirements in the tender document and finish the task with proper time, quality and quantity.

5、We are willing to provide all information required in the tender document.

6、We understand that the lowest quotation is not the only condition to win.

7、We agree to pay tender bond according the tender document and observe all regulations regarding to tender.

8、We tender is effective with 60 days after bid opening.

9、Please send all correspondences to the following address:

Address: 1F，building A ,No.168 LuoYang Rd, Shanghai
Tele: 021-54306717/ 13901375676 fax: 021-54306718
Bidder: (common seal) ShangHai MacroProcess Technology Co.,Ltd
Legal representative: (seal)

Date：__

Translation of other English bidding documents refers to the PDF. The part not being translated could be: Price Breakdown for PRO Distributiong System.